United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported)  December 29, 2004

AXS-ONE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13591	13-2966911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Route 17 North Rutherford, New Jersey		07070
(Address of principal executive offices)		(Zip Code)

(201) 935-3400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2004, the stockholders of the Registrant, at their annual meeting, approved amendments to the Registrant’s 1998 Stock Option Plan that, among other things, permit the discretionary grant of awards of up to an aggregate maximum 300,000 shares of restricted stock to employees and consultants of the Registrant.

To date, no awards of restricted stock have been granted by the Registrant, but Registrant expects to begin granting such awards in the near future.

See the copy of the 1998 Stock Option Plan, and the copy of the standard restricted stock award agreement under said Plan, attached as exhibits to this Current Report on Form 8-K and incorporated herein and made a part hereof.

The Registrant is also filing a copy of the stock option agreement used under the 1998 Stock Option Plan as an exhibit to this Current Report on Form 8-K, which is incorporated herein and made a part hereof.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Exhibits:

Exhibit Number	Description

10.1	Registrant’s 1998 Stock Option Plan, as amended

10.2	Standard Restricted Stock Award Agreement

10.3	Standard Stock Option Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 29, 2004	AXS-ONE INC.

	By:	/s/ William G. Levering III
William G. Levering III
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Registrant’s 1998 Stock Option Plan, as amended

10.2	Standard Restricted Stock Award Agreement

10.3	Standard Stock Option Grant Agreement